                                                                Exhibit: 10.38FT


                                Vincent W. Goett
                2999 N 44 ST., #225 * Phoenix Arizona 85018-7247
               602.808.9888, telephone * 602.808.9863, facsimile

Date: February 26, 1997

To:   Futech Educational Products, Inc.      Company:

From: Vincent W. Goett

Subject: Final resolution on loan due and owing Goett-Turner-Goett

Dear Futech Educational Products, Inc.,

         As of December 11, 1996 Futech ("Borrower") owed to me, Roderick Turner and Garry Goett ("Lender") a total of $1,055,476.20 (One million fifty-five thousand four hundred seventy-six dollars and twenty cents) in principal and interest (see attached schedule "GTG Loans and Interest Calculation for Futech Educational Products, Inc."). I have also attached a copy of the Promissory Note which outlines the terms and conditions of this borrowing.

         We, the Lenders, are willing to forego receipt of the payment in full in exchange for receiving 3,518,254 (Three million five hundred eighteen thousand two hundred fifty-four) shares of Futech common stock. This was calculated on the basis of exchanging the full amount due at $0.30 (Thirty cents) per share. This, in addition to the original 3,500,000 (Three million five hundred thousand) shares, would give us a total of 7,018,254 (Seven million eighteen thousand two hundred fifty-four) shares for this borrowing arrangement.

         We believe that this is a fair and equitable resolution to this arrangement for both parties. By your acceptance below and the issuance of the shares (to be determined) to us, we can mark this debt paid-in-full.

                                             Sincerely,



                                             Vincent W. Goett

"I have read, understood and agree to the aforementioned payment arrangement for the obligation due and owning Vincent W. Goett, Roderick Turner and Garry Goett by Futech Educational Products, Inc.".

/s/ Vincent W. Goett                                     2/26/97
---------------------------------------------            -----------------------
Vincent W. Goett                                         Date
Chairman and CEO, Futech Educational Products

    GTG Loans and Interest Calculation for Futech Educational Products, Inc.
                         From 12/12/95 through 12/11/96




                                          CUMULATIVE     LOAN       INTEREST        TOTAL
    DRAW                      DRAW          DRAW       MATURITY     THROUGH       PRINCIPAL
    DATE        CHECK #      AMOUNT        AMOUNT        DATE      MATURITY(a)    & INTEREST
----------------------------------------------------------------------------------------------
     12/12/95 LOAN        $ 550,000.00   $550,000.00    12/11/96    $55,000.00   $  605,000.00
     12/19/95 M001          100,000.00    650,000.00    12/11/96      9,808.22      109,808.22
       1/4/96 M002           25,000.00    675,000.00    12/11/96      2,342,47       27,342.47
      1/12/96 M003           15,000.00    690,000.00    12/11/96      1,372,60       16,372.60
      1/15/96 M004           20,000.00    710,000.00    12/11/96      1,813.70       21,813.70
      1/19/96 M005           20,000.00    730,000.00    12/11/96      1,791.78       21,791.78
      1/23/96 M006           20,000.00    750,000.00    12/11/96      1,769.86       21,769.86
      2/15/96 M007           75,000.00    825,000.00    12/11/96      6,164.38       81,164.38
      2/20/96 1101           50,000.00    875,000.00    12/11/96      4,041.10       54,041.10
      2/26/96 1102           25,000.00    900,000.00    12/11/96      1,979.45       26,979.45
      2/27/96 1103           11,000.00    911,000.00    12/11/96        867.95       11,867.95
      2/27/96 1104           25,000.00    936,000.00    12/11/96      1,972.60       26,972.60
       3/5/96 1105           25,000.00    961,000.00    12/11/96      1,924.66       26,924.66
       3/6/96 1106           25,000.00    986,000.00    12/11/96      1,917.81       26,917.81
      3/15/96 1107            7,500.00    993,500.00    12/11/96        556.85        8,056.85

                          --------------------------                --------------------------
Totals                    $(993,500.00)  $993,500.00                $93,323.42   $1,086,823.42
                          ==========================                ==========


                      LESS: INTEREST PAYMENTS BY FUTECH(b)


                                 DATE                   CHECK     $  AMOUNT
                          ----------------------------------------------------
                                   8/19/96               5448        -7,965.28
                                   9/17/96               1199        -7,965.28
                                  10/31/96               5572        -7,708.33
                                  12/27/96               1230        -7,708.33      -31,347.22
                                                             -----------------

                    Net Principal and Interest Futech owes to GTG at 12/11/96    $1,055,476.20
                                                                                 =============

Conversion Calculation of Principal and Interest into Futech Common Stock
---------------------------------------------------------------------------------

                    Total Principal and Interest Due from Futech                 $1,055,476.20

                    Conversion value of $0.30/common share of Futech stock       $        0.30

                    # OF SHARES TO BE ISSUED TO GOETT-TURNER-GOETT IN FULL       -------------
                    PAYMENT OF PRINCIPAL AND INTEREST DUE BY FUTECH                  3,518,254
                                                                                 =============


Footnotes
---------

(a) Interest is calculated at 10% interest per annum from the draw date through the maturity date.

(b) Per the loan agreement between Futech and Goett-Turnet-Goett, Futech was to have made monthly interest payments at 10% per year. Due to cash flow problems, these payments were not made; however, Futech did directly make some of the monthly interest payments to Bank of America for the GTG loan.